“ APRIL 2026 $200 MILLION SEVEN YEAR TERM LOAN SNAPSHOT FCPT closed on an incremental $200 million 7-year delayed draw Term Loan with lenders from the existing credit facility $50 million was drawn at closing to fund the immediate investment pipeline and other general corporate purposes The remaining $150 million is expected to fund additional pipeline acquisitions via the delayed draw feature FCPT expects to draw the remaining Term Loan balance between late Q2 and early Q3 Term Loan credit margin is 1.25% over SOFR and the estimated all-in rate is 4.9%1 which represents roughly 200+ basis points of spread to historical acquisition yields FCPT has hedged 96% of outstanding Term Loans at a 3.0% blended hedged rate and its overall debt profile is 98% fixed through November 2027 Pro forma for fully drawing and deploying the $200 million Term Loan, FCPT’s estimated run-rate leverage is approximately 5.4x Note: Term Loan and Revolver maturities are shown fully extended. New Term Loan shown fully drawn DEBT MATURITY SCHEDULE ($ MILLIONS) Based on current floating SOFR rate of 3.65% plus credit spread of 1.25%